Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SouthCrest Financial Group, Inc.
Fayetteville, Georgia

We consent to the incorporation by reference in the registration statements No. 333-138733 on Form S-8 and No. 333-138731 on Form S-3, and in the related prospectuses, of SouthCrest Financial Group, Inc. of our report dated March 31, 2008, with respect to the consolidated financial statements of SouthCrest Financial Group, Inc. and subsidiaries which report appears in SouthCrest Financial Group, Inc.’s 2007 Annual Report on Form 10-K.

/s/  Dixon Hughes PLLC

Atlanta, Georgia
March 31, 2008